SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)



                       THE FIRST NATIONAL BANK OF CHICAGO
               (Exact name of trustee as specified in its charter)

               A National Banking Association                    36-0899825
                                                            (I.R.S. employer
                                                       identification number)

               One First National Plaza, Chicago, Illinois     60670-0126
               (Address of principal executive offices)        (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                         Chicago, Illinois   60670-0286
             Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
            (Name, address and telephone number of agent for service)



                             DIAMOND SHAMROCK, INC.
               (Exact name of obligor as specified in its charter)


               Delaware                                 74-2456753
     (State or other jurisdiction of                    (I.R.S. employer
   incorporation or organization)                       identification number)

     9830 Colonnade Boulevard
     San Antonio, Texas                                78230
(Address of principal executive offices)               (Zip Code)


                                 Debt Securities
                              (Title of Indenture Securities)


     Item 1. General Information. Furnish the following information as to the trustee:

               (a)  Name and address of each examining or supervising
                   authority to which it is subject.

                    Comptroller of Currency, Washington, D.C.,
                    Federal Deposit Insurance Corporation,
                    Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

               (b)  Whether it is authorized to exercise corporate
                   trust powers.

                    The trustee is authorized to exercise corporate
                   trust powers.

     Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

               No such affiliation exists with the trustee.

     Item 16.  List of exhibits.   List below all exhibits filed as a
              part of this Statement of Eligibility.

               1.   A copy of the articles of association of the trustee
                   now in effect.*

               2.   A copy of the certificates of authority of the trustee
                   to commence business.*

               3. A copy of the authorization of the trustee to exercise corporate trust powers.*

               4.   A copy of the existing by-laws of the trustee.*

               5.   Not Applicable.

               6.   The consent of the trustee required by Section 321(b) of
                   the Act.

               7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

               8.   Not Applicable.

               9.   Not Applicable.


          Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 13th day of May, 1996.

               The First National Bank of Chicago,
               Trustee

               By   /s/ R. D. Manella

                    R. D. Manella
                    Vice President


     * Exhibit 1,2,3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26 to the Registration Statement on Form S-3 of The CIT Group Holdings, Inc., filed with the Securities and Exchange Commission on February 16, 1993 (Registration No. 33-58418).

                                    EXHIBIT 6


                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                       May 13, 1996


     Securities and Exchange Commission
     Washington, D.C.  20549

     Gentlemen:

     In connection with the qualification of an indenture between Diamond Shamrock, Inc. and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture
     Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                   Very truly yours,

                                   The First National Bank of Chicago


                                 By:  /s/ R. D. Manella
                                        R. D. Manella
                                        Vice President

                                    EXHIBIT 7

Legal Title of Bank:     The First National Bank of Chicago Call Date: 12/31/95
Address:                 One First National Plaza, Suite 0460         ST-BK:
City, State  Zip:        Chicago, IL  60670-0460                      17-1630
FDIC Certificate No.:    0/3/6/1/8                                    FFIEC 031
                                                                      Page RC-1

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                       Dollar Amounts in             C400        <-
                       Thousands            RCFD  BIL MIL THOU

ASSETS
1.   Cash and
     balances due
     from deposi-
     tory institu-
     tions (from
     Schedule RC-
     A):
     a. Noninte-
        rest-
        bearing
        balances
        and cur-
        rency and
        coin(1)                             0081   4,003,995    1.a.
     b. Interest-
        bearing
        balances(2)                         0071   9,240,284    1.b.
2.   Securities
     a. Held-to-
        maturity
        securities
        (from RC-B,
        column A)                           1754           0    2.a.
     b. Available-
        for-sale
        securities
        (from Sche-
        dule RC-B,
        column D)                           1773     827,134    2.b.
3.   Federal funds
     sold and securi-
     ties purchased
     under agreements
     to resell in
     domestic offices
     of the bank and
     its Edge and
     Agreement
     subsidiaries,
     and in IBFs:
     a. Federal Funds
        sold                                0276   3,287,844    3.a.
     b. Securities
        purchased
        under agree-
        ments to re-
        sell                                0277     612,400    3.b.
4.   Loans and lease
     financing
     receivables:
     a. Loans and
        leases, net
        of unearned
        income
        (from Sche-
        dule RC-C)     RCFD 2122 16,463,126                     4.a.
     b. LESS:
        Allowance
        for loan
        and lease
        losses         RCFD 3123    353,777                     4.b.
     c. LESS: Allo-
        cated trans-
        fer risk
        reserve        RCFD 3128          0                     4.c.
     d. Loans and
        leases, net
        of unearned
        income,
        allowance,
        and reserve
        (item 4.a
        minus 4.b
        and 4.c)                            2125  16,109,349    4.d.
5.   Assets held in
     trading accounts                       3545  12,379,396    5.
6.   Premises and
     fixed assets
     (including
     capitalized
     leases)                                2145     591,753    6.
7.   Other real estate
     owned (from
     Schedule RC-M)                         2150       8,796    7.
8.   Investments in
     unconsolidated
     subsidiaries and
     associated
     companies (from
     Schedule RC-M)                         2130      40,560    8.
9.   Customers' liabi-
     lity to this bank
     on acceptances
     outstanding                            2155     524,918    9.
10.  Intangible as-
     sets (from
     Schedule RC-M)                         2143     101,011   10.
11.  Other assets
     (from Schedule
     RC-F)                                  2160   1,633,056   11.
12.  Total assets
     (sum of items
     1 through 11)                          2170  49,360,496   12.

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:     The First National Bank of Chicago Call Date: 12/31/95
Address:                 One First National Plaza, Suite 0460         ST-BK:
City, State  Zip:        Chicago, IL  60670-0460                      17-1630
FDIC Certificate No.:    0/3/6/1/8                                    FFIEC 031
                                                                      Page RC-2
LIABILITIES

                       Dollar Amounts in
                       Thousands                       Bil Mil Thou

13.  Deposits:
     a. In domestic
        offices (sum
        of totals of
        columns A
        and C from
        Schedule
        RC-E, part
        1)                                  RCON 2200  15,174,243    13.a.
        (1) Nonin-
           terest
           bearing
          (1)          RCON 6631 6,217,164                           13.a.(1)
        (2) Inte-
            rest-
            bearing    RCON 6636 8,957,079                           13.a.(2)
     b. In foreign
        offices,
        Edge and
        Agreement
        subsidia-
        ries,
        and IBFs
        (from Sche-
        dule RC-E,
        part II)                            RCFN 2200  14,435,503    13.b.
        (1) Nonin-
            terest
           bearing     RCFN 6631 625,206                             13.b.(1)
        (2) Inte-
            rest-
            bear-
            ing        RCFN 6636 13,810,297                          13.b.(2)
14.  Federal funds
     purchased and
     securities
     sold under
     agreements
     to repurchase
     in domestic
     offices of
     the bank and
     of its Edge
     and Agreement
     subsidiaries,
     and in IBFs:
     a. Federal
        funds pur-
        chased                              RCFD 0278   2,449,282    14.a.
     b. Securities
        sold under
        agreements
        to repur-
        chase                               RCFD 0279     880,215    14.b.
15.  a. Demand notes
        issued to
        the U.S.
        Treasury                            RCON 2840      93,942    15.a.

     b. Trading
        Liabilities                         RCFD 3548   7,523,265    15.b.
16.  Other borrowed
     money:
     a. With origin-
        al maturity
        of one year
        or less                             RCFD 2332   1,897,370    16.a.
     b. With origin-
        al maturity
        of more than
        one year                            RCFD 2333     383,807    16.b.
17.  Mortgage indebt-
     edness and
     obligations
     under capita-
     lized leases                           RCFD 2910     280,522    17.
18.  Bank's liabi-
     lity on accep-
     tance executed
     and outstanding                        RCFD 2920     524,918    18.
19.  Subordinated
     notes and
     debentures                             RCFD 3200   1,225,000    19.
20.  Other liabili-
     ties (from
     Schedule RC-G)                         RCFD 2930   1,444,364    20.
21.  Total liabili-
     ties (sum of
     items 13
     through 20)                            RCFD 2948  46,312,431    21.
22.  Limited-Life
     preferred stock
     and related
     surplus                                RCFD 3282           0    22.

EQUITY CAPITAL
23.  Perpetual pre-
     ferred stock
     and related
     surplus                                RCFD 3838           0    23.
24.  Common stock                           RCFD 3230     200,858    24.
25.  Surplus (ex-
     clude all
     surplus re-
     lated to pre-
     ferred stock)                          RCFD 3839   2,320,126    25.
26.a.Undivided pro-
     fits and capital
     reserves                               RCFD 3632     519,849    26.a.
   b.Net unrealized
      holding gains
      (losses) on
      available-for-
      sale securities                       RCFD 8434       7,315    26.b.
27.  Cumulative
     foreign currency
     translation ad-
     justments                              RCFD 3284        (83)    27.
28.  Total equity
     capital (sum of
     items 23 through
     27)                                    RCFD 3210   3,048,065    28.
29.  Total liabili-
     ties, limited-
     life preferred
     stock, and
     equity capital
     (sum of items
     21, 22, and 28)                        RCFD 3300  49,360,496    29.


Memorandum
To be reported only with the March Report of Condition.


1.   Indicate in the box at the right the number
     of the statement below that best describes
     the most comprehensive level of auditing work
     performed for the bank by independent external         Number
     auditors as of any date during 1993.............RCFD 6724   N/A   M.1.


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 =  Review of the bank's financial statements by external auditors
6 =  Compilation of the bank's financial statements by external auditors
7 =  Other audit procedures (excluding tax preparation work)
8 =  No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.